EXHIBIT 99.1

Gateway Financial Holdings, Inc. to Announce Second Quarter 2008 Results On July 18, 2008

Conference Call Scheduled for 10:00 AM ET

VIRGINIA BEACH, Va., July 11, 2008 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Company, will announce second quarter 2008 results on Friday, July 18, 2008, before the market opens. Gateway's management will host a conference call that day at 10:00 a.m. ET to discuss the results and answer investor questions.

To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Friday, July 18, 2008 at 12:00 PM through midnight on July 25, 2008 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 290461.

The call will be simultaneously broadcast live via the investor relations page on the company's website, http://www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About Gateway

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-six full-service financial centers - twenty-one in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk, Norfolk, and Charlottesville; and fifteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's web site at www.gwfh.com.

CONTACT: Gateway Financial Holdings, Inc.
         D. Ben Berry, Chairman, President and CEO
         Ted Salter, Senior EVP and CFO
         757-422-8004

         Cameron Associates
         Paul G. Henning
         212-554-5462
         phenning@cameronassoc.com